Exhibit 21.1

SALLY BEAUTY HOLDINGS, INC.
LIST OF SUBSIDIARIES

Sally Investment Holdings LLC (Delaware)
Sally Holdings LLC (Delaware)
Beauty Systems Group LLC (Virginia) (1)
Armstrong McCall Holdings, Inc. (Texas)
Armstrong McCall Holdings, L.L.C. (Delaware)
Armstrong McCall Management, L.C. (Texas)
Armstrong McCall, L.P. (Texas)
Innovations-Successful Salon Services (California)
Procare Laboratories, Inc. (Delaware)
Neka Salon Supply, Inc. (New Hampshire)
Salon Success International, LLC (Florida)
Loxa Beauty LLC (Indiana)
Sally Beauty Supply LLC (Virginia)
Diorama Services Company, LLC (Delaware)
Sally Capital Inc. (Delaware)
Sally Beauty Military Supply LLC (Delaware)
Arcadia Beauty Labs LLC (Delaware)
Sally Beauty International Finance LLC (Delaware)
Beauty Holding LLC (Delaware)
Sally Beauty International, Inc. (Delaware)
Sally Beauty Supply BV (Netherlands)
Pro-Duo Deutschland GmbH (Germany)
Sally Beauty Canada Holdings LLC (Delaware)
SBCBSG Company de Mexico, S. de R.L. de C.V. (Mexico) (2)
SBIFCO Company de Mexico, S.A. de C.V. (Mexico) (2)
SBCEDIS Company de Mexico, S. de R.L. de C.V. (Mexico)
Sally International Holdings LLC (Delaware)
Sally Beauty Netherlands BV (Netherlands)
Gen X Beauty LLC (Delaware)
SBH Finance B.V. (Netherlands)
Sally Beauty de Puerto Rico, Inc. (Puerto Rico) (3)
Sally Salon Services (Ireland) Ltd (Ireland)
Sally Beauty Colombia S.A.S. (Colombia) (5)
Sally Chile Global Holdings SpA (Chile)
Sally Chile Worldwide Holdings SpA (Chile)
Pro-Duo Spain SL (Spain)
SBIFCO (Barbados) SRL (Barbados)
Sally UK Holdings Limited (England)
BSG Canada Holdings Company (Nova Scotia)
Beauty Systems Group (Canada), Inc. (New Brunswick) (3)
La Maison Ami-Co (1981) Inc. (Canada)
Sally Salon Services Ltd (England)
MHR Limited (England)
Sally Chile Holding SpA (Chile) (4)
Sally Peru Holdings S.A.C. (Peru) (5)
Sinelco Group BVBA (Belgium)
Sinelco International BVBA (Belgium)
Sinelco Italiana SRL (Italy)
Sinelco France SAS (France)
Salon Services (Hair and Beauty Supplies) Ltd (Scotland)
Salon Success Limited (England) (6)

Ogee Limited (England)
Pro-Duo NV (Belgium)
Pro-Duo France SAS (France)
Vigox BVBA (Belgium)
Kapperscentrale Bauwens N.V. (Belgium)

1.	Doing business as CosmoProf
2.	Doing business as Sally Beauty Supply
3.	Doing business as CosmoProf and Sally Beauty Supply
4.	Doing business as Sally Beauty and Intersalon
5.	Doing business as Sally Beauty
6.	Education division doing business as 3∙6∙5